SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 3, 2008
(Date of earliest event reported)

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ÿ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 3, 2008, the Registrant entered into an Agreement with Kurt Freudenberg, its Executive Vice President - Finance and Chief Financial Officer and a Director (the “Freudenberg Agreement”). The Freudenberg Agreement provides that in the event that within one year following a “Change in Control” of the Registrant (as defined in the Freudenberg Agreement), Mr. Freudenberg is either terminated by the Registrant or terminates his employment for “Good Reason,” Mr. Freudenberg will receive a lump sum equal to the amount of his base salary in effect at the time of such event, plus a pro-rata portion of his annual bonus, based on the bonus paid to him for the immediately preceding fiscal year. The Freudenberg Agreement provides that “Good Reason” shall mean (i) reduction in Mr. Freudenberg’s (then) current base salary immediately preceding the Change in Control; (ii) the Registrant’s failure to pay Mr. Freudenberg any amounts otherwise earned, vested or due under any compensation plan or human resources policy immediately preceding the Change in Control; (iii) material reduction in the responsibilities assigned to Mr. Freudenberg, or assignment to Mr. Freudenberg of duties incompatible with the position occupied by Mr. Freudenberg, in each case immediately preceding the Change in Control; or (iv) relocation of Mr. Freudenberg’s position to a location more than 50 miles from the location to which Mr. Freudenberg was assigned immediately preceding the Change in Control. The definition of Change in Control and the confidentiality and non-competition provisions contained in the Freudenberg Agreement are the same as those contained in the Prior Agreement (as defined below).

Except for Mr. Freudenberg's employment and service as a director with the Company, and in respect of the Prior Agreement and the Freudenberg Agreement, there is no material relationship between the Company or its affiliates and Mr. Freudenberg.

A copy of the Freudenberg Agreement is attached as Exhibit 10.1 hereto. All descriptions of the terms the Freudenberg Agreement are qualified by reference to the actual provisions of the Freudenberg Agreement.

On January 4, 2008, the Registrant and its lending banks (the “Lenders”) entered into a second amendment (the “Second Amendment”)to the secured revolving credit agreement dated as of January 31, 2007, as amended to date (the “Credit Agreement”) with the Lenders which provides for maximum borrowings of $150,000,000. Pursuant to the Second Amendment, the Lenders agreed to allow the Registrant to incur certain trade-related indebtedness and consummate up to two foreign acquisitions per year.

A copy of the Second Amendment is filed as Exhibit 10.2 hereto, the terms of which are hereby incorporated by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Pursuant to Section 7 of the Freudenberg Agreement (as more fully described in Item 1.01, above), effective upon the execution of the Freudenberg Agreement, the existing agreement between the Registrant and Mr. Freudenberg dated May 15, 2006 (the “Prior Agreement”) was superseded. The Prior Agreement was entered into in connection with the employment of Mr. Freudenberg as an officer of the Registrant effective June 5, 2006 and as the Registrant’s Chief Financial Officer effective July 15, 2006. The Prior Agreement provided that in the event of the termination of his employment at any time within six months following a “Change in Control” of the Company (as defined in the Prior Agreement), Mr. Freudenberg would receive a lump sum equal to the amount of his base salary in effect at the time of such event, plus a pro-rata portion of his annual bonus, based on the bonus paid to him for the immediately preceding fiscal year. The Registrant did not incur any termination penalties in connection with the termination of the Prior Agreement.

Item 4.01  Change in Registrants Certifying Accountant

Previous independent registered public accounting firm

On January 4, 2008 (the “Accountant Change Date”), the Registrant advised Lazar Levine & Felix LLP (the “Former Auditor”) that it was dismissed as the Registrant’s independent registered public accounting firm. The reports of the Former Auditor on the Registrant’s financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The restated report of the Former Auditor on internal control over financial reporting as of February 28, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of a material weakness in the operating effectiveness of the Registrant’s internal controls over financial reporting relative to its accounting for income taxes. Management's report on internal control over financial reporting and related changes to internal control over financial reporting are included in Item 9A of the Registrant’s Form 10-K/A for its fiscal year ended February 28, 2007.

The decision to dismiss the Former Auditor as the Registrant’s independent registered public accounting firm was approved by the Audit Committee of the Registrant’s Board of Directors on the Accountant Change Date. During the most recent two fiscal years and through the Accountant Change Date, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Registrant has requested that Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm

On the Accountant Change Date, the Registrant approved the engagement of Ernst & Young LLP (“New Auditor”) as its independent registered public accounting firm for the Registrant’s fiscal year ending February 29, 2008. The decision to engage the New Auditor as the Registrant’s independent registered public accounting firm was approved by the Audit Committee of the Registrant’s Board of Directors.

During the two most recent fiscal years and through the Accountant Change Date, the Registrant has not consulted with the New Auditor regarding either:

1.     the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or

2.     any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item. 9.01.  Financial Statements and Exhibits

10.1	Agreement between the Registrant and Kurt Freudenberg dated January 3, 2008

10.2	Second Amendment to Credit Agreement dated January 4, 2008

16.1	Letter from Lazar, Levine & Felix LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.

Date: January 7 , 2008	By:	/s/ Kurt Freudenberg
Kurt Freudenberg Executive Vice President - Finance and Chief Financial Officer